UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2015

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-176954	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November, 30, 2015, the Registrant entered into a Consulting Agreement (the “Consulting Agreement”) with Regal Consulting, a Delaware limited liability company (“Regal”), for certain corporate awareness services. The fees under the Consulting Agreement were paid by the Company issuing a $250,000 principal amount 10% convertible note to Regal (the “Note”). At the time the Registrant executed the Consulting Agreement and Note, it did not believe that such documents, taken together, constituted the entry into a material transaction and it did not file a Current Report on Form 8-K. The Registrant’s determination on this matter has not changed. However, the Registrant has been advised that Regal cannot deposit its shares in the Registrant at its brokerage firm without this filing being made and the Registrant has agreed to accommodate Regal by making this filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements -None

(b) Exhibits

10.1	Consulting Agreement between the Registrant and Regal, dated November 30, 2015

10.2	Note payable to Regal, dated November 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2016

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier
Chief Executive Officer